UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2014

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2014, Commercial Vehicle Group, Inc. (the “Company”) announced a realignment of its global line of business and its executive team as follows:

•	Timo Haatanen, President of Global Aftermarket and Supply Chain Management will be leaving the Company effective July 7, 2014;

•	Patrick Miller will be responsible for North American Aftermarket business in addition to his other responsibilities. Mr. Miller’s title remains unchanged as President of Global Truck & Bus; and

•	Kevin Frailey remains in his role as President of Global Construction, Agriculture & Military.

Messrs. Miller, and Frailey will continue to report to Richard P. Lavin, President and Chief Executive Officer of the Company.

In connection with Mr. Haatanen’s departure, the Company and Mr. Haatanen expect to enter into a separation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

July 7, 2014	By:	/s/ Richard P. Lavin
	Name:	Richard P. Lavin
	Title:	President and Chief Executive Officer